UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 8, 2013

XYLEM INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	001-35229	45-2080495
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1133 Westchester Avenue, Suite N200 White Plains, New York		10604
(Address of Principal Executive Offices)		(Zip Code)

(914) 323-5700

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) By mutual agreement with the Company, Gretchen W. McClain resigned as President and Chief Executive Officer of Xylem Inc. (the “Company”) and as a member of the Company’s Board of Directors (the “Board”), effective as of September 9, 2013 (the “Separation Date”).

In connection with Ms. McClain’s resignation, on September 8, 2013, the Company and Ms. McClain entered into a Separation Agreement (the “Separation Agreement”). The Separation Agreement provides for payment of severance, continuation of health benefits and continued vesting and exercisability of equity-based awards, in each case in accordance with her pre-existing employment letter and award agreements with the Company as if her employment was terminated without cause. The severance pay and continued health benefits are subject to Ms. McClain’s compliance with restrictive covenants that are included in the Separation Agreement.

(c) Effective as of September 9, 2013, the Board appointed Steven R. Loranger, a current director and Chairman Emeritus of the Company’s Board, to serve as the Company’s Chief Executive Officer and President, upon which appointment Mr. Loranger will no longer hold the title Chairman Emeritus of the Company’s Board. Mr. Loranger, 61, has served on the Board since October 2011, prior to which Mr. Loranger served as Chief Executive Officer of ITT Corporation, the Company’s former parent company, from 2004 through October 2011. Mr. Loranger also serves on the Boards of FedEx Corporation, the National Air and Space Museum and the Congressional Medal of Honor Foundation. Mr. Loranger has also served on the Exelis Inc. Board of Directors from October 2011 through May 2013. Mr. Loranger was a member of the Business Roundtable and served on the Executive Committee of the Aerospace Industries Association Board of Governors until December 2011. Prior to joining ITT Corporation, Mr. Loranger served as Executive Vice President and Chief Operating Officer of Textron, Inc. from 2002 to 2004, overseeing Textron’s manufacturing businesses, including aircraft and defense, automotive, industrial products and components. From 1981 to 2002, Mr. Loranger held executive positions at Honeywell International Inc. and its predecessor company, AlliedSignal, Inc., including serving as President and Chief Executive Officer of its Engines, Systems and Services businesses.

In connection with Mr. Loranger’s appointment as Chief Executive Officer and President of the Company, on September 8, 2013 the Company and Mr. Loranger entered into a letter agreement which provides that Mr. Loranger will receive in respect of his service as Chief Executive Officer and President a base salary paid at the annual rate of $1,000,000 and a quarterly bonus opportunity of $250,000, which bonus will be subject to the attainment of performance objectives to be established by the Board on a quarterly basis in consultation with Mr. Loranger. Pursuant to the letter agreement, Mr. Loranger’s Board compensation will be suspended during the term of his employment. The letter agreement does not provide for a specific term of employment and contemplates that Mr. Loranger and the Board will consider on a quarterly basis the continuance of Mr. Loranger’s service as Chief Executive Officer and President.

Item 7.01 Regulation FD Disclosure.

On September 9, 2013, the Company issued a news release announcing the resignation of Ms. McClain, the appointment of Mr. Loranger as Chief Executive Officer and President and reaffirming its full-year 2013 outlook set forth in previously stated guidance. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8–K.

This information, including Exhibit 99.1, is furnished pursuant to Item 7.01 Regulation FD Disclosure. This information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of

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1934, as amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News Release issued by Xylem Inc. on September 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2013	XYLEM INC.

/s/ Christian S. Na
Christian S. Na
Senior Vice President, General Counsel and Corporate Secretary (Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release issued by Xylem Inc. on September 9, 2013.